(LONGWOOD, FLORIDA)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-1 of Leapfrog Smart Products, Inc., of our report dated September 13, 1999, (except for Note 12, which is as of November 17, 1999) relating to the consolidated financial statements of Leapfrog Smart Products, Inc., as of December 31, 1998 and 1997 appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.


/s/ Meeks, Dorman & Company, P.A.


MEEKS, DORMAN & COMPANY, P.A.
Longwood, Florida
July 5, 2000